Exhibit 10.11

LETTER AGREEMENT

May 28, 2009

ExamWorks, Inc.
3280 Peachtree Road
Suite 2625
Atlanta, GA 30305
Attn: Miguel Fernandez de Castro

Re:	Monitoring Fee Agreement, dated July 14, 2008, between Compass Partners, L.L.C. and ExamWorks, Inc. (the “Monitoring Agreement”)

Dear Miguel:

     The purpose of this letter is to correct a recently discovered mutual mistake in the definition of EBITDA in the Monitoring Agreement. Effective July 14, 2008, as originally intended, the Monitoring Fee shall be equal to five percent (5%) of the Company’s “Adjusted EBITDA” as that term is defined from time to time in that certain Credit Agreement dated as of July 14, 2008 between the Company and Bank of America, N.A., as amended from time to time.

     Except as amended above, the Monitoring Agreement shall continue to be in full force and effect.

     Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this Letter Agreement.

Very truly yours,

Compass Partners, L.L.C.

By:	/s/ Richard E. Perlman
Richard E. Perlman President

Agreed and Accepted:

ExamWorks, Inc.

By:	/s/ Miguel Fernandez de Castro

Miguel Fernandez de Castro
Chief Financial Officer

Date:	May 29, 2009